Exhibit 99.1

FOR IMMEDIATE RELEASE

MARPAI reports THIRD QUARTER 2025 financial results

Continued Turnaround Driven by Cost Discipline and Operational Efficiency; Positioned for Strong 2026 Growth

Tampa, November 12, 2025, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology and Third-Party Administration (TPA) services, announced third quarter 2025 results that mark another quarter of significant operational and financial improvement, underscoring the success of its transformation strategy and the Company’s emergence as a disciplined, scalable growth platform heading into 2026.

For the third quarter ended September 30, 2025, Marpai continued its turnaround trajectory, achieving meaningful advances in cost control, margin recovery, and client expansion — all critical indicators of the Company’s strengthening fundamentals.

Key Financial Highlights

●	Operating Expenses Down 24% - Operating expenses were reduced from $5.0 to $3.8 for the three months ended September 30, 2025 as compared to the three months ended September 30, 2024, delivering approximately $1.2 million in cost savings, reflecting strong execution of efficiency and process initiatives.

●	Operating Loss Narrowed 9% - Improved by $0.3 million from $3.1 million to $2.8 million for the three months ended September 30, 2025 as compared to the three months ended September 30, 2024, marking consistent quarter-over-quarter progress toward profitability.

●	Net Loss Improved 2% - A $0.1 million improvement from $3.6 million for the three months ended September 30, 2024 to $3.5 million for the three months ended September 30, 2025, given a disciplined investment posture in strategic areas.

●	Earnings Per Share Strengthened by $0.10, highlighting improving shareholder value metrics.

“We believe that these results demonstrate measurable execution on our strategy to build a more resilient, capital-efficient Marpai,” said Damien Lamendola, Chief Executive Officer. “We believe that our 24% reduction in operating expenses and 9% improvement in operating loss year over year are not one-time achievements—they are the direct result of a structural transformation that’s positioning us for scalable, profitable growth. We’re operating leaner, smarter, and closer than ever to sustained profitability.”

Strong Growth Outlook

Marpai’s sales momentum remains robust, with over double-digit new clients contracted for January 1, representing a considerable increase in base business. The Company’s integrated MarpaiRx PBM offering continues to gain traction as a key differentiator, expanding its total addressable market and deepening value per client.

Mr. Lamendola added, “We’ve built a durable operating model designed to convert every point of future revenue growth directly into earnings leverage. With a strong 2026 pipeline and a committed client base, we believe that we remain on track to achieve profitability in the first quarter of 2026”.

Strategic Positioning and Capital

The Company’s ongoing initiatives in automation, data-driven claims management, and integrated pharmacy benefits position Marpai to capitalize on industry demand for cost transparency and smarter benefits administration. Through continued investment discipline and operational rigor, Marpai is transitioning from a turnaround story into a profitability story—one grounded in scalable economics and expanding shareholder value.

In a strategic move to solidify its financial trajectory, Marpai successfully completed a Private Investment in Public Equity (“PIPE”) transaction, raising gross proceeds of $3.9 million. This capital infusion is a critical step, providing the Company with sufficient cash flow to diligently execute its turnaround strategy. Furthermore, the PIPE transaction was structured to include long-term shareholders, demonstrating confidence in Marpai’s business model and its potential for sustained growth in the self-funded healthcare administration space.

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Thursday, November 13, 2025, at 8:30 a.m. ET to review the Company’s operational and financial highlights for its third quarter ended September 30, 2025.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/934VMynbB6a

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA, PBM and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $150 billion TPA sector serving self-funded employer health plans representing over $1.5 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://ir.marpaihealth.com.

Investor Relations contact:

Steve Johnson

steve.johnson@marpaihealth.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses that its operational and financial improvement underscore the success of its transformation strategy and its emergence as a disciplined, scalable growth platform heading into 2026, that its continued turnaround trajectory, achieving meaningful advances in cost control, margin recovery, and client expansion are indicators of its strengthening fundamentals, the belief that the quarterly results demonstrate measurable execution on its strategy to build a more resilient, capital-efficient company, the belief that its improved reduction in operating expenses and operating loss are not one-time achievements and position it for scalable, profitable growth, its belief that it is closer than ever to sustained profitability, that its built a durable operating model designed to convert every point of future revenue growth directly into earnings leverage, and the belief that with a strong 2026 pipeline and a committed client base it remains on track to achieve profitability in the first quarter of 2026. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai’s current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai’s filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

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MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024

ASSETS:
Current assets:
Cash and cash equivalents	$445	$764
Restricted cash	10,070	8,468
Accounts receivable, net of allowance for credit losses of $1 and $1 as of September 30, 2025 and Dec 31, 2024	377	837
Unbilled receivables	793	569
Due from buyer for sale of business unit	—	500
Prepaid expenses and other current assets	397	759
Total current assets	12,082	11,897

Capitalized software, net	120	441
Operating lease right-of-use assets	251	296
Security deposits	229	229
Other long-term asset	71	15
Total assets	$12,753	$12,878
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,411	$3,109
Accrued expenses	1,982	2,585
Accrued fiduciary obligations	9,327	6,308
Deferred revenue	649	625
Current portion of operating lease liabilities	256	244
Current portion of convertible debentures, net	3,287	3,106
Other short-term liabilities	2,868	3,005
Total current liabilities	22,780	18,982

Other long-term liabilities	16,168	14,891
Convertible debentures, net of current portion	6,553	5,921
Operating lease liabilities, net of current portion	598	793
Total liabilities	46,099	40,587
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2025 and December 31, 2024.	—	—
Common stock, $0.0001 par value, 227,791,050 shares authorized; 18,455,611 shares and 14,237,176 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	2	1
Additional paid-in capital	76,420	71,124
Accumulated deficit	(109,768)	(98,834)
Total stockholders’ deficit	(33,346)	(27,709)
Total liabilities and stockholders’ deficit	$12,753	$12,878

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended
	September 30, 2025	September 30, 2024
Revenue	$4,037	$7,008
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	2,963	5,033
General and administrative	2,067	2,813
Information technology	1,245	1,273
Sales and marketing	295	345
Research and development	—	7
Depreciation and amortization	107	213
Impairment of goodwill and intangible assets	—	—
Loss on sale of business unit	—	73
Facilities	131	311
Total costs and expenses	6,808	10,068
Operating loss	(2,771)	(3,060)
Other income (expenses)
Other income	74	119
Interest expense, net	(797)	(620)
Foreign exchange gain (loss)	—	1
Loss before provision for income taxes	(3,494)	(3,560)
Income tax expense	—	—
Net loss	$(3,494)	$(3,560)
Net loss per share, basic & fully diluted	$(0.20)	$(0.30)
Weighted average common shares outstanding, basic and diluted	17,299,687	12,043,931

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net loss	$(10,934)	$(20,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	321	2,078
Loss on sale of receivables	—	306
Share-based compensation	1,458	2,786
Loss on sale of business unit	—	73
Amortization of right-of-use asset	45	181
Impairment of goodwill and intangible assets	—	7,588
Non-cash interest expense	1,362	975
Issuance of common stock to vendors in exchange for services	1,008	—
Amortization of debt premium and debt issuance costs	(25)	128
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	236	85
Prepaid expense and other assets	306	155
Accounts payable	1,302	(885)
Accrued expenses	(603)	141
Accrued fiduciary obligations	3,019	(3,604)
Operating lease liabilities	(183)	(380)
Other liabilities	(2)	827
Net cash used in operating activities	(2,690)	(10,478)
Cash flows from investing activities:
Proceeds from sale of business unit	500	227
Net cash provided by investing activities	500	227
Cash flows from financing activities:
Proceeds from sale of future cash receipts on accounts receivable	—	1,509
Proceeds from issuance of convertible debentures	3,000	5,978
Payments of debt issuance costs	(162)	(499)
Payments to buyer of receivables	—	(1,816)
Payments on convertible debentures	(2,000)	—
Payments to seller for acquisition	(196)	(631)
Proceeds from issuance of common stock in a private offering, net	2,831	4,026
Net cash provided by financing activities	3,473	8,567

Net (decrease) increase in cash, cash equivalents and restricted cash	1,283	(1,684)

Cash, cash equivalents and restricted cash at beginning of period	9,232	13,492
Cash, cash equivalents and restricted cash at end of period	$10,515	$11,808

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$445	$830
Restricted cash	10,070	10,978
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$10,515	$11,808
Supplemental disclosure of cash flow information
Cash paid for interest	$1,133	$1,508